Exhibit 10.2

Execution Version

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is deemed to be effective as of July 31, 2017 (the “Effective Date”), by and between Jaguar Animal Health, Inc., a Delaware corporation (the “Company”), and Invesco Asset Management Limited, acting as agent for and on behalf of its discretionary managed clients (“Invesco”).

RECITALS

A.                                    Pursuant to the commitment letter, dated February 21, 2017 (the “Commitment”), Invesco desires to purchase from the Company, and the Company desires to sell to Invesco that number of shares of the Company’s Common Stock, par value $0.0001 per share, set forth below Invesco’s name on the signature page hereto (the “Shares”) at a purchase price of Ninety-Two and a Half United States Cents (US$0.925) per share and on the additional terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Purchase and Sale of Stock.

a.                                      Sale and Issuance of Stock.  Subject to the terms and conditions of this Agreement, Invesco agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to Invesco at the Closing, the Shares at a price of US$0.925 per share.

b.                                      Closing, Payment and Delivery.  Subject to fulfillment of the conditions set forth in Section 5 below, the consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Reed Smith LLP, 1510 Page Mill Road, Suite 110, Palo Alto, California, 94304 (or remotely via the exchange of documents and signatures) on the Effective Date. At the Closing, the Company shall deliver to Invesco a letter of direction in the form set forth in Exhibit A hereto (the “Letter of Direction”). Invesco shall purchase the Shares by making payment to the Company and/or the Company’s designee in cash or wire transfer of funds of the purchase price as set forth below Invesco’s name on the signature page hereto (the “Purchase Price”) in accordance with the Letter of Direction.

For the purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the City of London are authorized or obligated to close.

If the Merger Effective Date (as defined below) does not occur before August 2, 2017, the Company shall return the Purchase Price (if paid) to Invesco, Invesco and the Company shall instruct the Transfer Agent to cancel any instructions given pursuant to Section 1(c) below, and the parties hereto shall terminate this Agreement.

c.                                       Delivery of Share Certificate.  At the Closing, the Company shall deliver to Invesco a copy of the irrevocable instructions to Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 8742 Lucent Blvd., Suite 225 Highlands Ranch, CO 80129 Attn: Brooke Webb (the “Transfer Agent”), instructing the Transfer Agent to deliver, on an expedited basis, a certificate or certificates evidencing the Shares, registered in the names set forth on the signature page hereto, in exchange for the Purchase Price.

2.                                      Company’s Representations and Warranties.  The Company hereby represents and warrants to Invesco as of the Effective Date and as of the Closing as follows, subject to the exceptions as are disclosed prior to the Effective Date in the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”) including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), which SEC Reports as filed prior to the Effective Date shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Reports as filed prior to the Effective Date:

a.                                      Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b.                                      Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Shares, the performance of all obligations of the Company hereunder at the Closing, and the sale, issuance and delivery of the Shares  pursuant hereto has been taken or will be taken prior to the Closing.

c.                                       No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Company is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of the Company, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject.

d.                                      SEC Reports; Financial Statements.  The Company has filed all SEC Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.                                       Capitalization.  Except as set forth on Schedule 2.e., the authorized capital stock of the Company and the issued and outstanding securities of the Company are as disclosed as of the Effective Date in the SEC Reports.

f.                                        Absence of Litigation.  Neither the Company nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.  Except as set forth on Schedule 2.f., no such proceedings, investigation or inquiry are pending or, to the Company’s knowledge, threatened against the Company, and, to the Company’s knowledge, there are no circumstances likely to give rise to any such proceedings.

g.                                      Intellectual Property.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”).  The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

h.                                      Valid Issuance.  The Shares issued hereunder will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.                                      Invesco Representations and Warranties.  Invesco represents and warrants to the Company that:

a.                                      Requisite Power and Authority.  Invesco has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions.  All action on Invesco’s part required for the lawful execution and delivery of this Agreement has been or will be taken prior to the Closing.

b.                                      Own Account.  Invesco is acquiring the Shares for investment for Invesco’s managed clients’ accounts, and not with a view to, or for resale in connection with, any distribution thereof in the United States, and Invesco has no present intention of selling or distributing any Shares in the United States.  Invesco understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.  For the avoidance of doubt, this Section 3(b) is not intended to restrict Invesco’s ability to transfer the securities outside the United States pursuant to Regulation S promulgated under the Securities Act.  It is the parties’ understanding that the provisions of the Securities Act will not ordinarily restrict Invesco’s ability to transfer the Shares outside the United States pursuant to Regulation S promulgated under the Securities Act.

c.                                       Access to Data.  Invesco has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to obtain any additional information which Invesco has deemed necessary or appropriate for deciding whether or not to purchase the Shares, including an opportunity to receive, review and understand the information regarding the Company’s financial statements, capitalization and other business information contained in the SEC Reports and the Company’s Registration Statement on Form S-4 (File No. 333-217364) filed with the Commission on July 3, 2017 as Invesco deems prudent.  Invesco acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement.

d.                                      No Fairness Determination.  Invesco is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

e.                                       Knowledge And Experience.  Invesco has such knowledge and experience in financial and business matters, including investments in other start-up companies, that such entity or individual is capable of evaluating the merits and risks of the investment in the Shares and it is able to bear the economic risk of such investment. Invesco is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act, and as set forth on Schedule I attached hereto.  Further, Invesco has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the offering of the Shares, of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect to the Shares.  Neither Invesco, nor any person or entity with whom Invesco will share beneficial ownership of the Shares, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

f.                                        General Solicitation.  Invesco is not, to Invesco’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

g.                                      Residence.  Invesco’s principal place of business or residence is and its investment decisions are made in the jurisdiction identified in the address or other jurisdiction set forth on the signature page.

4.                                      Restrictions on Transfer.

a.                                      Each instrument evidencing the Shares which Invesco may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Company) shall be imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

b.                                      Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4(a) above), (i) while a registration statement (including the Registration Statement (as defined below)) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Registration Statement Effective Date (as defined below) if required by the Transfer Agent to effect the removal of the legend hereunder.

5.                                      Conditions to Closing.

a.                                      The obligation of Invesco to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the  Closing of the following conditions, all or any of which may be waived in writing by Invesco as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  The Company shall have performed all obligations, covenants and agreements herein required to be performed by the Company on or prior to the Closing.

ii.                                       Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incidental thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to Invesco.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Authorization of Issuance.  The Company’s board of directors will have authorized the issuance and sale by it to Invesco pursuant to this Agreement of the Shares.

v.                                      Consents and Approvals.  The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

vi.                                   Certificate of the CEO.  The Company shall have delivered to Invesco a written certificate executed by the Chief Executive Officer of the Company certifying that each of the conditions to the consummation of the Merger set forth in Article VIII of the Merger Agreement, other than those conditions that by their nature or the terms of the Merger Agreement are to be satisfied at the consummation thereof, has been satisfied (the “CEO Certificate”).

vii.                                Representations and Warranties.  The representations and warranties of the Company contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of the Company contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

b.                                      The obligation of the Company to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Company as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  Invesco shall have performed all obligations, covenants and agreements herein required to be performed by Invesco on or prior to the Closing.

ii.                                       Instruments and Documents.  All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Company and its counsel.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Representations and Warranties.  The representations and warranties of Invesco contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of Invesco contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

6.                                      Reliance.  Invesco is aware that the Company is relying on the accuracy of the representations and warranties set forth in Section 3 hereof to establish compliance with Federal and State securities laws.  If any such warranties or representations are not true and accurate in any respect as of the Closing, Invesco shall so notify the Company in writing immediately and shall be cause for rescission by the Company at its sole election.

7.                                      Registration Rights.

a.                                      The Company hereby agrees that, within 45 days after the Merger Effective Date as such term is defined below along with any other terms used in this Section 7, the Company shall file a shelf registration statement (or such other form available, the “Registration Statement”) with the Commission with respect to the Shares.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (x)  no later than the sixtieth (60th) day following the filing of the Registration Statement in the event of “limited review” by the Commission, or (y) in the event of a “review” by the Commission, the ninetieth (90th) day following the filing of the Registration Statement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

b.                                      Notwithstanding anything in this Section to the contrary, the Company may, on no more than two occasions during any 12-month period, delay or suspend the effectiveness of the Registration Statement for up to 30 days on each occasion (a “Delay Period”) if the board of directors of the Company determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Securities Act or that (ii) the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

c.                                       If at any time the Company proposes to file a Registration Statement (other than to file a shelf registration that is not in connection with a particular offering), or the Company proposes to sell Company Common Stock in an underwritten offering for cash (excluding the Excluded Registration Statements and excluding an offering relating solely to an employee benefit plan or an offering relating to a transaction on Form S-4) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders that hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement.  The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to pro ration for the maximum number of shares that can be sold in the reasonable judgment of the lead underwriter (a “Piggyback Registration”).  The Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice.  The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

d.                                      All fees and expenses incident to the performance of or compliance with this Section by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

e.                                       Except for registration rights granted on or prior to the Merger Effective Date, the Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement or arrangement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Company Common Stock or other securities of the Company to include such securities in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder including granting registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.

f.                                        As used in this Section, the following terms have the respective meanings:

“Effectiveness Period” means, the period commencing on the Registration Statement Effective Date and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holders, or (ii) the time as all of the remaining Registrable Securities are eligible to be sold by the Holders without compliance with the volume limitations or public information requirements of Rule 144.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Excluded Registration Statements” means (i) the registration statement relating to the resale of approximately 42,987,436 shares of the Company’s common stock to be filed within four business days after the Merger Effective Date, (ii) the post-effective amendment to the registration statement on Form S-4 (File No. 333-217364) relating to the resale of shares of the Company’s common stock issuable upon vesting of the contingent rights issued to holders of common stock of Napo Pharmaceuticals, Inc., pursuant to the Merger Agreement, and (iii) one or more registration statements relating to the resale of shares of the Company’s common stock issued or issuable pursuant to the Common Stock Purchase Agreement, dated June 8, 2016, by and between the Company and Aspire Capital Fund, LLC.

“Merger” means the merger of Napo into Merger Sub pursuant to the terms of the Merger Agreement.

“Merger Agreement” means an agreement and plan of merger among the Company, Napo and Merger Sub, whereby Napo will merge into the Merger Sub and become a wholly-owned subsidiary of the Company, and as a result of such Merger the equity holders of Napo shall receive Common Stock (except as otherwise provided therein).

“Merger Effective Date” means the date on which the Merger is consummated.

“Merger Sub” means a wholly owned subsidiary of the Company formed for purposes of effectuating the Merger.

“Napo” means Napo Pharmaceuticals, Inc., a Delaware corporation.

“Registrable Securities” means: (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i).

“Registration Statement” means the registration statements required to be filed in accordance with this Section and any additional registration statements required to be filed under this Section, including in each case the prospectus, amendments and supplements to such registration statements or prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Registration Statement Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

8.                                      Miscellaneous.

a.                                      Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year.

b.                                      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.                                       Entire Agreement.  This Agreement and the Schedule attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters.  This Agreement supersedes and replaces the Commitment which is hereby terminated.  The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Company and Invesco.

d.                                      Title and Subtitles.  The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e.                                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f.                                        Applicable Law.  This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

g.                                      Venue.  Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of New York, in the State of New York.

h.                                      Authority.  The individual executing and delivering this Agreement on behalf of Invesco has been duly authorized and is duly qualified to execute and deliver this Agreement in connection with the purchase of the Shares and the signature of such individual is binding upon Invesco.

i.                                         Notices.  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature page hereof to Invesco and with respect to the Company at its principal place of business.  All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(Signature Page to July 31, 2017, Jaguar Share Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

	INVESCO	COMPANY

	INVESCO ASSET MANAGEMENT LIMITED, acting as agent for and on behalf of its discretionary managed clients	JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Colin Fitzgerald	By:	/s/ Lisa A. Conte
	(Signature)		Lisa A. Conte, CEO

Colin Fitzgerald, Director
(Print Name and Title)

Perpetual Park Drive

Henley-on-Thames, RG9 1HH
(Address)

Purchase Price: $2,999,999.78

Shares: 3,243,243

Shares to be registered in the name of:

Bank of New York

As Nominee For

Invesco Perpetual UK Strategic Income Fund

Schedule 2.e.

i.                                          Common Stock, par value $0.0001 per share: 50,000,000 authorized shares and 19,001,679 shares issued and outstanding; and

ii.                                       7,840,196 shares of Common Stock reserved for issuance for the exercise or conversion of all issued or granted derivative securities, including:

(A)                               Warrants to purchase 5,431,458 shares of Common Stock;

(B)                               Options to purchase 2,408,738 shares of Common Stock granted under either the Company’s 2013 Equity Incentive Plan or the Company’s 2014 Stock Plan (collectively, the “Option Plans”); and

(C)                               0 RSUs granted under the Option Plans.

Schedule 2.f.

Tony Plant, a shareholder of the Company, filed a purported class action complaint in federal district court in the Northern District of California (Tony Plant v. Jaguar Animal Health, Inc., et al., Civil Action No. 3:17-CV-04102 (N.D. Cal.), filed on 7/20/17) alleging that the Company failed to disclose all material information in connection with the Merger. The Company believes the complaint is without merit and plans to defend vigorously against it.

SCHEDULE I

Invesco is an “accredited investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term “Accredited Investor” under Regulation D refers to:

•                  A person or entity who is a director or executive officer of the Company;

•                  Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

•                  Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

•                  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•                  Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (exclusive of his or her principal residence);

•                  Any natural person who had an individual income in excess of $200,000 during each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•                  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

•                  Any entity in which all of the equity owners are accredited investors.

As used in this Schedule I, the term “net worth” means the excess of total assets over total liabilities excluding any primary residence.  As used in this Schedule I, “income” means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

Exhibit A

Form of Letter of Direction

Dated: July 31, 2017

Invesco Asset Management Limited

Perpetual Park, Perpetual Park Drive

Henley-on-Thames, Oxfordshire

RG9 1HH United Kingdom

Ladies and Gentlemen:

Reference is hereby made to (1) that certain Share Purchase Agreement (the “SPA”) dated as of the date hereof by and between Jaguar Animal Health, Inc., a Delaware corporation (“Jaguar”) and Invesco Asset Management Limited, acting as agent for and on behalf of its discretionary managed clients (“Invesco”), (2) that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Jaguar, Napo Pharmaceuticals, Inc., a Delaware corporation (“Napo”) and Napo Acquisition Corporation, a Delaware corporation and (3) that certain Settlement and Discounted Payoff Agreement (the “Settlement Agreement”) dated as of March 31, 2017 by and among Nantucket Investment Limited, a company organized under the laws of Guernsey (“Nantucket”), certain affiliates of Nantucket (collectively with Nantucket, the “Nantucket Lenders”) and Napo.

Pursuant to the terms of the SPA, Invesco will purchase certain equity interests in Jaguar in exchange for a cash purchase price of $2,999,999.78 (the “Purchase Price”). In anticipation of the consummation of the transactions being consummated pursuant to the Merger Agreement, the Purchase Price will immediately be loaned by Jaguar to Napo and $2,000,000 of the Purchase Price (the “Payment Amount”) will be used by Napo to repay certain obligations owing to the Nantucket Lenders in accordance with the terms of the Settlement Agreement.

Each of Jaguar and Napo hereby irrevocably authorizes and directs Invesco to disburse the Payment Amount directly to Nantucket pursuant to the following wire transfer instructions:

Bank: HSBC Bank plc

St Peter Port, Guernsey

SWIFT/BIC:

Sort number:

Account Name: Nantucket Investments Limited

Account Number:

IBAN:

Jaguar hereby irrevocably authorizes and directs Invesco to disburse the remainder of the

Purchase Price (after distribution of the Payment Amount in accordance with the prior paragraph) to Jaguar pursuant to the following wire transfer instructions:

Bank: Bridge Bank, a Division of Western Alliance Bank

55 Almaden Blvd

San Jose, CA 95113, U.S.A.

SWIFT Code:

ABA Routing #:

Account Name: Jaguar Animal Health, Inc.

Account Number:

Beneficiary Address: 201 Mission Street, Suite 2375

San Francisco, CA 94105  USA

This letter agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof.

[Signature Page to Follow]

Very truly yours,

JAGUAR ANIMAL HEALTH, INC.

By:
Name:
Title:

NAPO PHARMACEUTICALS, INC.

By:
Name:
Title: